UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 23, 2020
(Date of earliest event reported: October 23, 2020)

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
1-11178	Revlon, Inc.	13-3662955
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

33-59650	Revlon Consumer Products Corporation	13-3662953
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

Former Name or Former Address, if Changed Since Last Report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REV	New York Stock Exchange
Revlon Consumer Products Corporation	None	N/A	N/A

Indicate by check mark whether each registrant is an “emerging growth company” as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)in Rule 12b-2 of the Exchange Act.

Emerging Growth Company
Revlon, Inc.	Yes ☐ No ☒
Revlon Consumer Products Corporation	Yes ☐ No ☒

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Facilities; New Tranche B Term Loan Facility

On October 23, 2020 (the “Effective Date”), Revlon Consumer Products Corporation (“Products Corporation”), the direct wholly-owned operating subsidiary of Revlon, Inc. (“Revlon” and together with Products Corporation, the “Company”) entered into the Amendment No. 5 (the “Fifth Amendment”) to the Asset-Based Revolving Credit Agreement, originally dated as of September 7, 2016 (such original agreement as amended prior to the Fifth Amendment, the “Credit Agreement”), by and among Products Corporation, as borrower, Revlon, certain local borrowing subsidiaries from time to time party thereto, certain lenders and issuing lenders party thereto and Citibank, N.A., as administrative agent, collateral agent, issuing lender and swingline lender.

The Fifth Amendment amends and restates the Credit Agreement to add a new Tranche B consisting of $50,000,000 aggregate principal amount of “first-in, last-out” Tranche B term loans (such new Tranche B, the “New Tranche B Term Loan Facility” and the loans incurred thereunder, the “Tranche B Term Loans” or the “ABL FILO Term Loans”).  The Credit Agreement, as amended by the Fifth Amendment, is hereinafter referred to as the “Amended Credit Agreement”. The Fifth Amendment also requires Products Corporation to maintain Excess Availability (as defined in the Amended Credit Agreement) of at least $85,000,000 from the Effective Date until the transactions contemplated by the Exchange Offer (as defined below) are consummated (such date, the “Exchange Offer Effective Date”).  As a result, Products Corporation repaid $35,000,000 of Tranche A loans under the Amended Credit Agreement.

On the Exchange Offer Effective Date, As-Adjusted Liquidity must be at least $175,000,000 and Products Corporation cannot hold more than $100,000,0000 in cash or Cash Equivalents (as defined in the Amended Credit Agreement). Furthermore, the Fifth Amendment provides that a reserve of $30,000,000 will be automatically and immediately established against the Tranche A Borrowing Base (as defined in the Amended Credit Agreement) if the results of ongoing appraisals and field exams are not delivered to the administrative agent prior to the occurrence of certain specified defaults.

The Tranche B Term Loans, or ABL FILO Term Loans, will be provided to eligible holders of Products Corporation’s 5.75% Senior Notes due February 15, 2021 (the “Notes”) who validly tender their Notes as part of Products Corporation’s previously-announced exchange offer and consent solicitation (the “Exchange Offer”) pursuant to which Products Corporation is offering to exchange any and all of its outstanding $342,785,000 aggregate principal amount of Notes for, at the holder’s option, consideration consisting of (i) cash (“Cash Consideration”) or (ii) if the holder is an Eligible Holder (as defined below), a combination of cash, Tranche B Term Loans and New BrandCo Second-Lien Term Loans (as defined in the Offering Memorandum) (“Mixed Consideration”), on the terms set forth in the Amended and Restated Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”), dated October 23, 2020. The Exchange Offer will expire on November 10, 2020, subject to earlier termination, withdrawal or extension by the Company at its sole and absolute discretion.

The Tranche B Term Loans will rank equal in right of payment with all existing and future unsubordinated indebtedness of Products Corporation and the guarantors under the Amended Credit Agreement.  The Tranche B Term Loans will rank junior in right of payment to the existing Tranche A Revolving Loans. The Tranche B Term Loans will mature six months after the maturity date of the Tranche A Loans (and any extension thereof in part or in whole).  The Tranche B Term Loans will bear interest at a rate of LIBOR (subject to a 1.75% floor) plus 8.50% per annum. Interest on the Tranche B Term Loans will accrue from the settlement date or early settlement date of the Exchange Offer, as applicable.

The borrowing base for the Tranche B Term Loans consists of an advance rate of 100% of eligible collateral with a customary push down reserve.  The collateral for the Tranche B Term Loans consists of: (i) a first-priority lien on accounts receivable, inventory, cash, negotiable instruments, chattel paper, investment property (other than capital stock), equipment and real property of Products Corporation and the subsidiary guarantors, subject to customary exceptions (the “Priority Collateral”) and (ii) a second-priority lien on substantially all tangible and intangible personal property of Products Corporation and the subsidiary guarantors, subject to customary exclusions (other than the Priority Collateral).

Products Corporation will pay customary fees to Alter Domus (US) LLC as the administrative agent for the New Tranche B Term Loan Facility.

The effectiveness of the New Tranche B Term Loan Facility was subject to customary conditions precedent, including customary certificates, legal opinions and representations and warranties.

Except as to maturity date, interest, borrowing base and differences due to their nature as term loans, the terms of the New Tranche B Term Loans are otherwise substantially consistent with the Tranche A Revolving Loans.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement. A copy of the Amended Credit Agreement is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

Preliminary Unaudited Liquidity Information

The preliminary and unaudited liquidity information set forth in this Item 2.02 (the “Preliminary Unaudited Liquidity Information”) is derived from preliminary internal financial reports of Revlon as of and for the three months ended September 30, 2020.  The Preliminary Unaudited Liquidity Information will be subject to revision based on Revlon’s financial closing procedures and controls associated with the completion of its quarter-end financial reporting, including the quarterly closing and internal review process, the finalization of various items, all customary reviews and approvals, and completion by Revlon’s and Products Corporation’s independent registered public accounting firm of its required review of their financial statements for the quarter ended September 30, 2020. Accordingly, actual final results for the periods presented may differ from the Preliminary Unaudited Liquidity Information, and such differences may be material.  Revlon expects to file its quarterly report on Form 10-Q for the quarter ending September 30, 2020 according to the SEC filing requirements.

Preliminary Unaudited Liquidity Information

At September 30, 2020, Revlon had an estimated liquidity position of approximately $340 million, consisting of: (i) approximately $268 million of unrestricted cash and cash equivalents (with approximately $94 million held outside the U.S.); (ii) approximately $53 million in available borrowing capacity under the Credit Agreement (as defined above), which had approximately $292 million drawn at such date; (iii) approximately $30 million in available borrowing capacity under its Second Amended and Restated 2019 Senior Line of Credit Facility between Products Corporation and MacAndrews & Forbes Group, LLC which had no borrowings at such date; and less (iv) approximately $11 million of outstanding checks. Under the Credit Agreement, as the Company’s consolidated fixed charge coverage ratio was expected to be greater than 1.0 to 1.0 as of September 30, 2020, all of the approximately $53 million of remaining availability under the Credit Agreement was available as of such date.

Revlon estimates that its total liquidity was approximately $347 million as of October 16, 2020, consisting of: (i) approximately $267 million of unrestricted cash and cash equivalents (with approximately $81 million held outside the U.S.); (ii) approximately $57 million in available borrowing capacity under the Credit Agreement, which had approximately $310 million drawn at such date; (iii) approximately $30 million in available borrowing capacity under the Second Amended and Restated 2019 Senior Line of Credit Facility between Products Corporation and MacAndrews & Forbes Group, LLC, which had no borrowings at such date; and less (iv) approximately $7 million of outstanding checks. Under the Credit Agreement, as the Company’s consolidated fixed charge coverage ratio was expected to be greater than 1.0 to 1.0 as of September 30, 2020, all of the approximately $57 million of remaining availability under the Credit Agreement was available as of October 16, 2020.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

Item 8.01  Other Items.

On October 23, 2020, Products Corporation amended certain material terms of its previously-announced Exchange Offer. As described more fully herein, these amendments include (i) modifications to the Mixed Consideration (as defined below), (ii) modifications to the conditions precedent to the Exchange Offer and (iii) the addition of a most favored nation provision (the “MFN Provision”).

The transaction support agreement with the lenders under the 2020 BrandCo Term Loan Agreement is scheduled to expire on November 2, 2020. The Products Corporation is currently in the process of pursuing an extension to that expiration date to accommodate the amended Exchange Offer timetable.

Modifications to the Mixed Consideration

For each $1,000 principal amount of Notes validly tendered, Eligible Holders (as defined in the Offering Memorandum) electing Mixed Consideration will receive: a combination of (1) $200 in cash (plus a $50 early tender/consent fee payable if such Notes are tendered at or before 11:59 p.m. New York City time on November 5, 2020 (the “Early Tender Deadline”), for an aggregate of $250 in cash plus (2) (a) the Per $1,000 Pro Rata Share (as defined below) of $50,000,000 aggregate principal amount of ABL FILO Term Loans and (b) the Per $1,000 Pro Rata Share (as defined below) of $75,000,000 aggregate principal New BrandCo Second-Lien Term Loans (as defined in the Offering Memorandum).

The “Per $1,000 Pro Rata Share” is (1) $1,000, divided by (2) the aggregate principal amount of Notes tendered by for Mixed Consideration by all Eligible Holders and accepted by Products Corporation for payment in the Exchange Offer.

The Cash Consideration (as defined in the Offering Memorandum) being offered in the Exchange Offer remains unchanged.

Modifications to Conditions Precedent

Products Corporation has eliminated the condition precedent to the completion of the Exchange Offer that a minimum of 95% of all aggregate principal amount of Notes outstanding be tendered in the Exchange Offer.

Products Corporation has included a new condition to the completion of the Exchange Offer that Products Corporation’s As-Adjusted Liquidity (as defined below) be not less than $175,000,000 plus the aggregate principal amount of Notes (together with accrued and unpaid interest thereon) outstanding after completion of the Exchange Offer.

The Company’s “As-Adjusted Liquidity” is defined as: (1) unrestricted cash (including cash generated from operations) after completion of the Exchange Offer, plus (2) “Excess Availability” under the Amended Credit Agreement after completion of the Exchange Offer, less (3) accrued and unpaid transaction-related professional fees.

As of October 16, 2020, the Company’s As-Adjusted Liquidity was a total of approximately $308 million, consisting of: (1) $267 million of unrestricted cash (not reflecting any cash generated from operations or any other items that might arise after such date), plus (2) $57 million of “Excess Availability” under the Amended Credit Agreement (not giving effect to an $85 million availability block currently in effect that will terminate as of the date of completion of the Exchange Offer and not reflecting any reserves or other adjustments to the Borrowing Base thereunder that may be imposed by the lenders prior to the settlement date of the Exchange Offer and Consent Solicitation), less (3) approximately $16 million of accrued and unpaid transaction-related professional fees.

All other conditions precedent remain unchanged.

Most Favored Nation Provision

After the completion of the Exchange Offer and before November 17, 2020, if Products Corporation enters into any agreement with a party (other than a natural person) (each, a “Subsequent Agreement Party”) that provides for consideration per $1,000 of Notes in excess of the sum of (x) the Mixed Consideration per $1,000 of Notes and (y) the Consent Fee (as defined in the Offering Memorandum) per $1,000 paid in the Exchange Offer, Products Corporation will use its reasonable best efforts to cause each Eligible Holder (as defined in the Offering Memorandum) that tendered Notes that were accepted for payment in the Exchange Offer for Mixed Consideration (each, a “Mixed Consideration Tendering Holder”) to receive additional consideration in respect of each $1,000 of Notes such Mixed Consideration Tendering Holder tendered that (in the good faith determination of Products Corporation) makes the aggregate consideration paid per $1,000 of such Notes to such Mixed Consideration Tendering Holders substantially equivalent to the consideration paid per $1,000 of Notes to the Subsequent Agreement Party. For the avoidance of doubt, the foregoing shall not apply to payments made through DTC in accordance with the terms of the Indenture governing the Notes.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1
Amended and Restated Asset-Based Revolving Credit Agreement, dated October 23, 2020, among Revlon Consumer Products Corporation, Revlon, Inc., the other loan parties and lenders party thereto, and Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

Date:  October 23, 2020